Exhibit (n)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Sound Point Meridian Capital, Inc. of our report dated May 29, 2025, relating to the financial statements of Sound Point Meridian Capital, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 29, 2025